EXHIBIT 99.1

Support.com Reports Second Quarter 2021 Financial Results

Los Angeles, CA – August 13, 2021 – Support.com, Inc. (NASDAQ: SPRT), a leader in customer and technical support solutions delivered by home-based employees, today reported unaudited financial results for its second quarter ended June 30, 2021.

Financial Summary

For the second quarter of 2021, total revenue was $8.5 million, a decrease of $2.5 million or 23 percent compared to revenues of $11.0 million in the second quarter of 2020 and $1.1 million or 12 percent compared to revenues of $9.6 million in the first quarter of 2021.

We recorded net loss $0.8 million, or ($0.03) per share, in the second quarter of 2021, compared to net income of $0.6 million, or $0.03 per share, in the second quarter of 2020 and a loss of $2.0 million, or ($0.10) per share, in the first quarter of 2021.

Key changes in our net income (loss) included the following:

•	Gross profit was $3.0 million in the second quarter of 2021, compared to $3.9 million in the second quarter of 2020 and $3.5 million in the first quarter of 2021.
•	Gross profit margin was 35% in the second quarter of 2021, compared to 35% in the second quarter of 2020 and 37% in the first quarter of 2021.
•	Operating expenses were $3.9 million in the second quarter of 2021, compared to $3.4 million in the second quarter of 2020 and $5.6 million in the first quarter of 2021.
•	Merger related expenses, which are included in the operating expenses, were $0.7 million in the second quarter of 2021 and $1.5 million in the first quarter of 2021.

Balance Sheet Information

At June 30, 2021, cash, cash equivalents and short-term investments were $38.5 million, compared with $29.7 million at June 30, 2020 and $30.0 million at December 31, 2020.  As previously announced, and in connection with the proposed merger transaction with Greenidge, 210 Capital, LLC acquired approximately 3.9 million shares of Support.com in a private placement in March 2021.

Total assets as of June 30, 2021 were $46.0 million and total stockholders’ equity was $40.2 million.

Support.com will not host a conference call discussing the Company’s second quarter results.  For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of customer and technical support solutions and security software delivered by home-based employees.  For more than twenty years, the company has achieved stellar results for enterprise clients, leading businesses, and consumers.  Support.com efficiently meets rapidly-changing market needs with a highly-scalable homesourcing model, IoT expertise, omnichannel solutions, and proprietary software.  With no bricks and mortar facilities, no commuting, and a secure cloud-based infrastructure, Support.com is a global leader in sustainability. For more information, please visit www.support.com.Support.com, Inc. is an Equal Opportunity Employer. For more information, visit www.support.com.Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2021 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, all statements relating to our plans to build an enterprise-ready leader in homesourcing™. Such forward-looking statements are based on current expectations and information that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any  acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, our ability to execute any cost reduction program, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims, and our ability to manage the effects of any cost reduction plan on our workforce and other operations. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Investor Contact

Jacob Moelter
IR@support.com

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2021 (1)	2020 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$38,496	$29,967
Accounts receivable, net	5,470	6,975
Prepaid expenses and other current assets	601	670
Total current assets	44,567	37,612
Property and equipment, net	1,043	1,115
Other assets	395	539

Total assets	$46,005	$39,266

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,400	$2,101
Other accrued liabilities	1,262	937
Short-term deferred revenue	1,189	881
Total current liabilities	4,851	3,919
Other long-term liabilities	907	911
Total liabilities	5,758	4,830

Stockholders' equity:
Common stock	3	2
Additional paid-in-capital	259,620	250,954
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,482)	(2,419)
Accumulated deficit	(211,597)	(208,804)
Total stockholders' equity	40,247	34,436

Total liabilities and stockholders' equity	$46,005	$39,266

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2020.

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021(1)	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Revenue:
Services	$7,979	$9,138	$10,606	$17,117	$22,117
Software and other	533	493	428	1,026	866
Total revenue	8,512	9,631	11,034	18,143	22,983

Cost of revenue:
Cost of services	5,401	6,005	7,136	11,406	14,821
Cost of software and other	91	90	36	181	65
Total cost of revenue	5,492	6,095	7,172	11,587	14,886

Gross profit	3,020	3,536	3,862	6,556	8,097

Operating expenses:
Engineering and IT	555	924	968	1,479	2,008
Sales and marketing	334	425	517	759	1,330
General and administrative	2,980	4,206	1,904	7,186	3,957
Total operating expenses	3,869	5,555	3,389	9,424	7,295

Income (loss) from operations	(849)	(2,019)	473	(2,868)	802

Interest income and other, net	75	42	173	117	257

Income (loss) before income taxes	(774)	(1,977)	646	(2,751)	1,059

Income tax provision	25	17	29	42	78

Net income (loss)	$(799)	$(1,994)	$617	$(2,793)	$981

Net earnings (loss) per share
Basic	$(0.03)	$(0.10)	$0.03	$(0.13)	$0.05
Diluted	$(0.03)	$(0.10)	$0.03	$(0.13)	$0.05

Shares used in computing per share amounts
Basic	24,150	20,205	19,054	22,189	19,060
Diluted	24,150	20,205	19,352	22,189	19,336